Exhibit 10.4

PREPARED BY

AND UPON RECORDATION

RETURN TO:

Seyfarth Shaw LLP

1075 Peachtree Street, Suite 2500

Atlanta, Georgia 30309

Attention: Lori H. Whitfield, Esq.

Prudential Deal Name: SSTI Strategic

Storage Portfolio/

Prudential Loan Number:

Tax Parcel Number:

[property owning LLC], as grantor

(Borrower)

to

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as grantee

(Lender)

ASSIGNMENT OF LEASES AND RENTS

(First Priority - [property address])

Dated: As of August 25, 2010

Location: [property address]
County:

ASSIGNMENT OF LEASES AND RENTS

(First Priority - [property address])

This Assignment of Leases and Rents (First Priority - [property address]) (this “Assignment”) is made as of the 25th day of August, 2010, by [property owning LLC], a Delaware limited liability company, having its principal place of business at c/o Strategic Storage Trust, Inc., 111 Corporate Drive, Suite 120, Ladera Ranch, California 92694, as grantor (“Borrower”), to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having an office at 2100 Ross Avenue, Suite 2500, Dallas, Texas 75201, as grantee (“Lender”).

RECITALS:

A. Borrower is the sole owner and holder of (a) the premises described in Exhibit A attached hereto and incorporated herein (“Property”) and (b) the landlord’s interest under the Leases, including, without limitation, the leases described in Exhibit B attached hereto and incorporated herein;

B. Lender has made a loan to Borrower in the principal sum of                      Dollars ($        ) (“Loan”) evidenced by that certain Promissory Note ([property address]) (“Note”) dated as of the date of this Assignment and secured by that certain Deed of Trust and Security Agreement (First Priority - [property address]) (“Instrument”) dated as of the date of this Assignment (capitalized terms used without definition shall have the meanings ascribed to them in the Instrument) and the Documents; and

C. Lender was willing to make the Loan to Borrower only if Borrower assigned the Leases and Rents to Lender in the manner provided below to secure payment of the Obligations.

IN CONSIDERATION of the principal sum of the Note and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

1. Assignment. Borrower irrevocably, absolutely and unconditionally assigns, transfers, and sets over to Lender, its successors and assigns, all of the right, title, interest, and estate that Borrower may now or later have in, to and under (a) the Leases now or hereafter entered into; (b) the Rents; (c) all proceeds from the cancellation, surrender, sale or other disposition of the Leases, including, but not limited to, any Termination Fee (as defined in the Note); (d) the right to collect and receive all the Rents; and (e) the right to enforce and exercise, whether at law or in equity or by any other means, all terms and conditions of the Leases. This Assignment is intended by Borrower and Lender to constitute a present, absolute assignment and not a collateral assignment for additional security only. Upon full payment and satisfaction of the Obligations and written request by Borrower, Lender shall transfer, set over, and assign to Borrower all right, title, and interest of Lender in, to, and under the Leases and the Rents.

2. Borrower’s License. Until an Event of Default occurs, Borrower shall have a revocable license (“License”) from Lender to exercise all rights extended to the landlord under the Leases. Borrower shall hold the Rents, or an amount sufficient to discharge all current sums due on the Obligations, in trust for the payment of current sums due on the Obligations and, prior to the occurrence of an Event of Default, Borrower may use, distribute and enjoy all Rents remaining thereafter. Upon an Event of Default, whether or not legal proceedings have commenced and without regard to waste, adequacy of security for the Obligations or the solvency of Borrower, the License shall automatically terminate without notice by Lender (any such notice being expressly waived by Borrower). Upon such termination, Borrower shall deliver to Lender within seven (7) days after written notice from Lender (a) all Rents (including prepaid Rents) held or collected by Borrower from and after the date of the Event of Default, (b) all security or other deposits paid pursuant to the Leases, and (c) all previously paid charges for services, facilities or escalations to the extent allocable to any period after the Event of Default. Borrower agrees and stipulates that upon execution of this Assignment, Borrower’s only interest in the Leases or Rents is as a licensee revocable upon an Event of Default.

3. Lender as Creditor of Tenant. Upon the occurrence of an Event of Default, Lender, and not Borrower, shall be the creditor of any Tenant in respect of assignments for the benefit of creditors and bankruptcy, reorganization, insolvency, dissolution or receivership proceedings affecting any such Tenant; provided, however, that Borrower shall be the party obligated to make timely filings of claims in such proceedings or to otherwise pursue creditor’s rights therein. At any time after the occurrence of an Event of Default, Lender shall have the right, but not the obligation, to file such claims instead of Borrower and if Lender does file a claim, Borrower agrees that Lender (a) is entitled to all distributions on such claim to the exclusion of Borrower and (b) has the exclusive right to vote such claim and otherwise to participate in the administration of the estate in connection with such claim. At any time after the occurrence of an Event of Default, Lender shall have the option to apply any monies received by it as such creditor to the Obligations in the order set forth in the Documents. If a petition is filed under the Bankruptcy Code by or against Borrower, and Borrower, as landlord under any Lease, decides to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender at least ten (10) days’ prior written notice of the date when Borrower shall apply to the bankruptcy court for authority to reject the Lease. Lender may, but shall not be obligated to, send Borrower within such ten-day period a written notice stating that (a) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code and (b) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender sends such notice, Borrower shall not reject the Lease provided Lender complies with clause (b) of the preceding sentence.

4. Notice to Tenant of an Event of Default. Upon the occurrence of an Event of Default and written demand sent by Lender to any of the Tenants (in each case, a “Rent Direction Letter”), Borrower hereby irrevocably authorizes each Tenant to (a) pay all Rents to Lender and (b) rely upon any such Rent Direction Letter from Lender without any obligation to inquire as to the actual existence of the Event of Default, notwithstanding any claim of Borrower to the contrary. Borrower shall have no claim against any Tenant for any Rents paid by Tenant to Lender pursuant to any Rent Direction Letter.

5. Indemnification of Lender. Borrower hereby agrees to indemnify and hold Lender harmless from any and all Losses that Lender may incur under the Leases or by reason of this Assignment, except for Losses incurred as a direct result of Lender’s willful misconduct or gross negligence. Nothing in this Assignment shall be construed to bind Lender to the performance of any of the terms of the Leases or to otherwise impose any liability on Lender including, without limitation, any liability under covenants of quiet enjoyment in the Leases in the event that any Tenant shall have been joined as party defendant in any action to foreclose the Instrument and shall have been barred thereby of all right, title, interest, and equity of redemption in the premises. This Assignment imposes no liability upon Lender for the operation and maintenance of the Property or for carrying out the terms of any Lease before Lender has entered and taken actual possession and complete control of all operations of the Property. Any Losses incurred by Lender, by reason of actual entry and taking possession under any Lease or this Assignment or in the defense of any claims shall, at Lender’s request, be reimbursed by Borrower. Such reimbursement shall include interest at the Default Rate from the date of demand by Lender and any and all Costs incurred by Lender. Lender may, upon entry and taking of possession, collect the Rents and apply them to reimbursement for any such items.

6. Representations and Warranties. Borrower represents and warrants that (a) Borrower is the absolute owner of the landlord’s interest in the Leases, (b) Borrower has the right, power and authority to assign, transfer, and set over all of its right, title and interest in, to and under the Leases and Rents and no other person has any right, title or interest therein, (c) to Borrower’s actual knowledge, the Leases are valid and in full force and effect and have not been modified, amended or terminated, nor have any of the terms and conditions of the Leases been waived, except as expressly stated in the Leases, (d) to Borrower’s actual knowledge, there are no outstanding assignments or pledges of the Leases or Rents, (e) there are no outstanding leasing commissions due under the Leases for the initial term or for any extensions, renewals or expansions, (f) to Borrower’s actual knowledge, except as disclosed to Lender in writing, there are no existing material defaults or any state of facts which, with the giving of notice and/or passage of time, would constitute a material default under the Leases by any party thereto, (g) to Borrower’s actual knowledge, no Tenant has any defense, set-off or counterclaim against Borrower, (h) to Borrower’s actual knowledge, each Tenant is in possession of its leased premises and paying Rent and other charges as provided in its Lease, except as otherwise indicated on the Rent Roll (defined below), (i) no Rents have been or will later be anticipated, discounted, released, waived, compromised or otherwise discharged, except as may be expressly permitted by the Lease or herein, (j) except as specified in the Leases and shown on the rent roll delivered to Lender in connection with the funding of the Loan (the “Rent Roll”), there are no (i) unextinguished rent concessions, abatements or other inducements relating to the Leases, (ii) options or other rights to acquire any interest in the Property in favor of any Tenant, or (iii) options or other rights (whether in the form of expansion rights, purchase rights, rights of first refusal to lease or purchase, or otherwise) relating to property which is not part of the Property and/or would require Borrower and/or Lender to possess or control any property (other than the Property) to honor such rights, and (k) to Borrower’s actual knowledge, the Rent Roll discloses all currently existing Leases and is true, complete and accurate in all material respects.

7. Leasing Restrictions.

Borrower shall lease the Property at market rents and on market terms (based on the type, quality and location of the Property) using Borrower’s standard lease form that has been approved by Lender, and Borrower’s standard lease form shall prohibit any Tenant from using or storing any dry cleaning solvents on the Property. All

Leases shall be bona fide, binding contracts, duly authorized and executed with third party tenants unrelated to Borrower, any guarantor or indemnitor of the Loan or any of their affiliates. All free rent and similar concessions shall be given only at the beginning of the term of the Lease, the Tenant’s share of operating expenses shall not decrease over the term of the applicable Lease, and there shall be no economic obligations on the landlord under a Lease beyond maintaining the Property.

8. Covenants. Borrower shall not, except with the prior written consent of Lender in each instance, (a) sell, assign, pledge, mortgage or otherwise transfer or encumber (except hereby) any of the Leases, Rents or any right, title or interest of Borrower therein; (b) accept prepayments of any Rents for a period of more than one (1) month in advance of the due dates thereof except with respect to Rents in an amount not to exceed five percent (5%) of the annual gross revenue of the Property; (c) in any manner intentionally or materially impair the value of the Property or the benefits to Lender of this Assignment; (d) except in connection with Borrower’s normal and customary business practices in the exercise of Borrower’s prudent business judgment for the benefit of the Property, waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any Tenant from any of its obligations under the Leases; (e) except in connection with Borrower’s normal and customary business practices in the exercise of Borrower’s prudent business judgment for the benefit of the Property, enter into any settlement of any action or proceeding arising under, or in any manner connected with, the Leases or with the obligations of the landlord or the Tenants thereunder; (f) except in connection with Borrower’s normal and customary business practices in the exercise of Borrower’s prudent business judgment for the benefit of the Property, modify, cancel or terminate any guaranties under any Lease; or (g) lease any portion of the Property to a dry cleaner that uses dry cleaning solvents on the Property. Borrower shall, at its sole cost and expense, duly and timely keep, observe, perform, comply with and discharge all of the material obligations of the landlord under the Leases, or cause the foregoing to be done, and Borrower shall not take any actions that would, either presently or with the passage of time, cause a default by Borrower under any of the Leases. At Borrower’s expense, Borrower shall (a) [intentionally omitted], (b) enforce the Leases and all remedies available to Borrower upon any Tenant’s default, (c) upon Lender’s request, deliver to Lender copies of all papers served in connection with any such enforcement proceedings, and (d) upon Lender’s request, consult with Lender, its agents and attorneys with respect to the conduct thereof. Borrower shall not enter into any settlement of any such proceeding without Lender’s prior written consent.

9. No Merger. Each Lease shall remain in full force and effect, notwithstanding any merger of Borrower’s and Tenant’s interest thereunder.

10. Documents Incorporated. The terms and conditions of the Documents are incorporated into this Assignment as if fully set forth in this Assignment.

11.	Governing Law. This Assignment shall be governed by and construed in accordance with the laws of .

12. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND LENDER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE DOCUMENTS, OR ANY ALLEGED ACTS OR OMISSIONS OF LENDER OR BORROWER IN CONNECTION THEREWITH.

13. Tenant Recovery. Borrower covenants and agrees that it shall pay the amount of any Tenant Recovery (as defined below) to Lender to be disbursed by Lender for the payment of Lender approved out-of-pocket (1) tenant improvement costs and/or (2) market leasing commissions; provided, however, any such amount held by Lender shall be released to Borrower upon written request at such time as a replacement tenant (x) has executed a bona-fide, binding Lease on market terms and conditions for the entire leased premises that was vacated in connection with such Lease termination, cancellation or expiration, (y) is in actual occupancy of the leased premises that was vacated in connection with such Lease termination, cancellation or expiration and (z) is paying non-discounted monthly rent under its Lease; provided further, however, that if an Event of Default occurs under the Documents, Lender, at its option and in its sole discretion, shall have the right to apply all such remaining undisbursed amounts to the Obligations in such order as Lender in its sole discretion shall determine. Tenant Recovery means, with respect to any Lease that provides more than five percent (5%) of the gross annual income from the Property during any twelve month period during the term of the Loan, the amount of any Recovery (as defined in the Note) if such Recovery is greater than one (1) month’s base rent payable under the applicable Lease, which is received by, or, on behalf of, any of the Recourse Parties at any time during the term of the Loan.

IN WITNESS WHEREOF, Borrower has duly executed this Assignment the date first above written.

BORROWER:

[property owning LLC], a Delaware limited liability company

By:	Strategic Storage Holdings, LLC, a Delaware limited liability company, its Manager

By:	/s/ H. Michael Schwartz
H. Michael Schwartz, its President

                                                     )

COUNTY OF                             )

I,                         , a notary public in and for the state and county aforesaid do certify that H. Michael Schwartz, whose name is signed to the writing above, being the President of Strategic Storage Holdings, LLC, a Delaware limited liability company, as manager of [property owning LLC] a limited liability company, bearing date on the 25th day of August, 2010, have acknowledged the same before me in my county aforesaid.

Notary Public
Name:
My Commission Expires:

Notary Registration No.

[NOTARY SEAL]